EXHIBIT 10.1.3

EXECUTION VERSION

SECURITY AGREEMENT

dated as of November 24, 2015

between

PAGE NINE FUNDING LLC,

as Grantor

and

CREDIT SUISSE AG, NEW YORK BRANCH,

as Collateral Agent

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS; GRANT OF SECURITY.	1
1.1 Terms Defined in Revolving Credit Agreement or the Servicing Agreement	1
1.2 Terms Defined in the Uniform Commercial Code	1
1.3 General Definitions	1

SECTION 2. GRANT OF SECURITY.	3
2.2 Security for Obligations	3

SECTION 3. REPRESENTATIONS AND WARRANTIES.	3
3.1 Representations and Warranties	3

SECTION 4. COVENANTS.	4
4.1 General Affirmative Covenants	4
4.2 Delivery of Instruments, Securities, Chattel Paper and Documents	5
4.3 Authorization for UCC Filings	5

SECTION 5. COLLATERAL AGENT; AUTHORITY TO TAKE CERTAIN ACTIONS.	5
5.1 Appointment	5
5.2 No Duty on the Part of Collateral Agent or Secured Parties	6

SECTION 6. REMEDIES.	6
6.1 Remedies.	6
6.2 Application of Proceeds	7
6.3 Deposit Accounts	7
6.4 Power of Attorney	7

SECTION 7. RELEASE OF COLLATERAL; ELIGIBLE LOAN DOCUMENTS.	8

SECTION 8. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.	8

SECTION 9. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.	8

SECTION 10. MISCELLANEOUS.	9
10.1 Notices	9
10.2 APPLICABLE LAW	9
10.3 CONSENT TO JURISDICTION.	9
10.4 Security Interest Absolute	10

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This SECURITY AGREEMENT, dated as of November 24, 2015 (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”), between PAGE NINE FUNDING LLC (the “Company” or the “Grantor”) and CREDIT SUISSE AG, NEW YORK BRANCH (“CS”) as collateral agent for the Secured Parties (as herein defined) (together with its successors and assigns, in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Revolving Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among the Grantor, Consumer Portfolio Services, Inc. “CPS”), the financial institutions from time to time party thereto, as Lenders, and Ares Agent Services, L.P., as Administrative Agent for the Lenders, and CS, as Class A Agent for the Class A Lenders and as Collateral Agent for the Lenders and the other Secured Parties; and

WHEREAS, in consideration of the extensions of credit and other accommodations of the Lenders as set forth in the Revolving Credit Agreement, the Grantor has agreed to secure Grantor’s Obligations under the Credit Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1 Terms Defined in Revolving Credit Agreement or the Servicing Agreement. All capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Revolving Credit Agreement or the Servicing Agreement, as applicable. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The provisions of Section 1.3 of the Revolving Credit Agreement shall apply equally to this Agreement as though set forth herein.

1.2 Terms Defined in the Uniform Commercial Code. The following terms shall have the meaning assigned to such terms in the UCC (if any term is defined in Article 9 of the UCC and in another article of the UCC, the terms as used herein shall be as defined in Article 9 of the UCC): “account”, “account debtor”, “chattel paper”, “customer”, “deposit account”, “document”, “entitlement holder”, “financial asset”, “financing statement”, “general intangible”, “goods”, “instrument”, “investment property”, “letter-of-credit right”, “money”, “proceeds”, “record”, “securities account”, “securities intermediary”, “supporting obligation”, “tangible chattel paper” and such other terms as the context may otherwise indicate.

1.3 General Definitions. In this Security Agreement, the following terms shall have the following meanings:

“Account Control Agreement” shall mean each of the Lockbox Account Control Agreement and the Controlled Account Control Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collection Account” shall mean the deposit account with account number [***] designated as the Collection Account maintained by the Controlled Account Bank in the name of the Collateral Agent.

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“Company” shall have the meaning set forth in the preamble.

“Controlled Account Bank” shall mean the Depositary Institution maintaining the Collection Account pursuant to the Controlled Account Control Agreement.

“Controlled Account Control Agreement” shall mean the agreement titled the “Controlled Account Control Agreement” dated as of the date hereof among the Controlled Account Bank, the Administrative Agent, the Company and the Collateral Agent.

“CPS” shall have the meaning set forth in the recitals.

“CS” shall have the meaning set forth in the preamble.

“Grantor” shall have the meaning set forth in the preamble.

“Lockbox Account” shall mean the deposit account with account number [***] designated as the Lockbox Account maintained by the Lockbox Account Bank in the name of the Borrower.

“Lockbox Account Bank” shall mean the Depositary Institution maintaining the Lockbox Account pursuant to the Lockbox Account Control Agreement.

“Lockbox Account Control Agreement” shall mean the agreement titled the “Deposit Account Control Agreement” dated as of November 25, 2015 among the Lockbox Account Bank, the Company, the Servicer and the Collateral Agent.

“Revolving Credit Agreement” shall have the meaning set forth in the recitals.

“Secured Obligations” shall have the meaning assigned in Section 2.2.

“Secured Party” shall mean each of the Agents (including former Agents) and the Lenders or any of them.

“Security Agreement” shall have the meaning set forth in the preamble.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection, effect of perfection or non-perfection or priority.

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SECTION 2. GRANT OF SECURITY.

2.1 Grant of Security. The Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest, whether now owned or hereafter acquired, in, to and under all of its assets, including accounts, certificates of deposit, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property (including securities accounts and financial assets credited thereto), investments, letter-of-credit rights, loans, money and supporting obligations, including, without limitation, (i) the Receivables, all monies received with respect to the Receivables and all Liquidation Proceeds, Insurance Proceeds and Recoveries received with respect to the Receivables and the right to service such Receivables; (ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Receivables and any other interest of the Grantor in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles; (iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor’s single interest (VSI) policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates or premiums; (iv) property (including the right to receive future Liquidation Proceeds) that secures a Receivable and that has been acquired pursuant to the liquidation of such Receivable; (v) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing; (vi) the Receivable File related to each Receivable and any and all other documents that the Grantor (or its designee) keeps on file relating to the Receivables, the related Obligors or the related Financed Vehicles; (vii) the Lockbox Account and the Collection Account, including all amounts and property from time to time held therein or credited thereto; (viii) any proceeds from recourse against Dealers including with respect to the sale of the Receivables; (ix) all rights, remedies, powers, privileges and claims of the Grantor under or with respect to the Receivables Purchase Agreement, the Servicing Agreement, the Custodial Agreement and any other Credit Document (whether arising pursuant to the terms of any such agreement or otherwise available to the Grantor at law or in equity), including the rights of the Grantor to enforce the Purchase Agreement, the Servicing Agreement, the Custodial Agreement and any other Credit Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any such agreement, (x) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (xi) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing (collectively, the “Collateral”).

2.2 Security for Obligations. . This Security Agreement secures, and the Collateral is continuing collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Indemnified Liabilities, other Obligations and all other obligations of every nature of Grantor from time to time owed to any of the Secured Parties or to the Collateral Agent or any other Agent on behalf of the Secured Parties under the Credit Documents (the “Secured Obligations”).

SECTION 3. REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties. The Grantor hereby represents and warrants to the Secured Parties on the Closing Date and on each Credit Date, that:

(a) This Security Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens and free and clear of Liens, in each case, other than Permitted Liens, and is enforceable as such as against creditors of and purchasers from the Grantor.

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(b) The Grantor is the sole and exclusive legal and beneficial owner of all of the Collateral including, without limitation, each Receivable, together with the books, documents, instruments, chattel paper and records evidencing or relating thereto, free and clear of Liens other than Permitted Liens, adverse claims and no financing statement or other instrument similar in effect covering any Collateral (including any Receivable, any interest therein, or any related books, instruments, documents or records) is on file in any recording office except such as may be filed (i) naming Consumer Portfolio Services, Inc. as debtor and Borrower as secured party in accordance with the Purchase Agreement, (ii) Borrower as debtor and CS as Collateral Agent, as the secured party in accordance with the provisions herein, (iii) assigning any of the above to Borrower or CS, as the case may be, in accordance with the Purchase Agreement and the provisions herein or (iv) after the Closing Date, in connection with other Permitted Liens.

(c) The Grantor has received all consents and approvals required by the terms of any material item of Collateral to the grant of a security interest to the Collateral Agent in its interest and rights in the Collateral hereunder.

(d) With respect to the Collection Account, the Grantor has taken all steps necessary to cause the Controlled Account Bank to identify in its records the Collateral Agent as the customer with respect to the Collection Account.

(e) With respect to the Lockbox Account, the Grantor has taken all steps necessary to ensure that the Collateral Agent has “control” over each such account within the meaning of UCC Section 9-104(a)(2).

(f) The Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in the Grantor’s organizational documents as filed with the Grantor’s jurisdiction of organization and the Grantor is a limited liability company organized solely under the law of the State of Delaware.

(g) Upon (x) the filing of a UCC financing statement with the Secretary of State of the State of Delaware naming the Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral and (y) the execution and delivery of the Account Control Agreements by the parties thereto, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority security interests with respect to all of the Collateral (subject to Permitted Liens).

(h) All chattel paper, instruments, securities, documents or other physical collateral constituting or relating to the Receivables or other Collateral (including any to be acquired on such date) has been duly delivered to the Collateral Agent or the Custodian in accordance with the terms of this Security Agreement, the Custodial Agreement and the other Credit Documents, as applicable.

(i) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by Applicable Law), except for the filings contemplated and described in clause 3.1(b) above.

SECTION 4. COVENANTS.

4.1 General Affirmative Covenants. From the date of this Security Agreement, and so long as any Revolving Commitment is in effect and until payment in full of all of the Obligations (other than contingent indemnification obligations), the Grantor agrees that:

(a) The Grantor will from time to time prepare, or cause to be prepared, execute, deliver and file all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be from time to time be necessary and sufficient (or as the Collateral Agent may determine to be necessary, advisable or prudent, and request the Grantor) to:

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(i) maintain or preserve the lien (and the priority thereof) of this Security Agreement or to carry out more effectively the purposes hereof; and

(ii) preserve and defend title to the Collateral securing the Secured Obligations and the rights therein of the Collateral Agent and the Secured Parties secured thereby against the claims of all Persons and parties that are adverse to the Secured Parties.

(b) The Grantor, on its own behalf and on behalf of the Collateral Agent, shall enforce all covenants and obligations of the Originator in the Purchase Agreement in a timely manner.

(c) Upon the occurrence and during the continuation of an Event of Default, promptly following a request from the Collateral Agent to do so, the Grantor agrees to take all such lawful action as the Collateral Agent or the Administrative Agent may request to compel or secure the performance and observance by the Originator of its obligations under or in connection with the Purchase Agreement in accordance with the terms thereof, or by the Servicer of its obligations as Servicer under or in connection with the Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Grantor under or in connection with the Purchase Agreement or the Servicing Agreement to the extent and in the manner directed by the Collateral Agent and the Administrative Agent, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originator or the Servicer of its obligations under the Purchase Agreement or the Servicing Agreement.

(d) Grantor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable upon the request of the Collateral Agent any necessary approvals or consents of any governmental authority or any other Person for the exercise of any remedies, voting or consensual rights or attorney in fact powers set forth in this Security Agreement.

4.2 Delivery of Instruments, Securities, Chattel Paper and Documents. As to all instruments, securities, chattel paper and documents constituting part of the Collateral, if any, and except as otherwise provided in the Servicing Agreement and other than any such instruments, securities, chattel paper or documents required for ordinary course collections delivered in accordance with the Servicing Agreement and the other Credit Documents, upon the request of the Collateral Agent or the Administrative Agent, the Grantor will deliver to the Collateral Agent the originals of any such instruments, securities, chattel paper and documents constituting Collateral in the possession of the Grantor.

4.3 Authorization for UCC Filings. The Grantor hereby authorizes the Administrative Agent and the Collateral Agent to file all financing statements, continuation statements, amendments to financing statements, and other instruments, in any jurisdictions and with any filing office, as the Collateral Agent or the Administrative Agent may determine to be necessary, advisable or prudent to perfect, make effective, continue or maintain the perfection of the security interest granted to the Collateral Agent under Section 2.1 of this Security Agreement. Any such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Collateral Agent or the Administrative Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent in connection herewith, including describing such property as “all assets” or “all personal property” or words to similar effect, each of which is expressly hereby authorized by the Grantor.

SECTION 5. COLLATERAL AGENT; AUTHORITY TO TAKE CERTAIN ACTIONS.

5.1 Appointment. Pursuant to Section 9 of the Revolving Credit Agreement, CS has been appointed by the Lenders to act as Collateral Agent. The Collateral Agent shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), in accordance with this Security Agreement, the Revolving Credit Agreement and the Servicing Agreement.

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5.2 No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on the Collateral Agent under this Security Agreement and the other Credit Documents are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. Neither the Collateral Agent nor any Secured Party nor their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the exercise of such powers, except for its or their own gross negligence or willful misconduct.

SECTION 6. REMEDIES.

6.1 Remedies.

(a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may (and at the direction of the Administrative Agent or the Requisite Lenders shall) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, including without limitation, without notice except as specified below or under applicable law, to sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and to give notice of sole control or any other instruction or entitlement order under any Account Control Agreement.

(b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted other than pre-sale redemption pursuant to Section 9-623 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantor shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. The Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense of payment or that no Event of Default has occurred and is continuing giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

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(d) The Collateral Agent may exercise all rights, remedies, powers, privileges and claims of the Grantor against the Originator or the Servicer under or in connection with the Purchase Agreement or the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Originator or the Servicer of its obligations to the Grantor thereunder and to give any consent, request, notice, direction, approval, extension or waiver thereunder.

6.2 Application of Proceeds. Except as expressly provided elsewhere in this Security Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be remitted by the Collateral Agent to the Controlled Account Bank for the benefit of the Administrative Agent and be applied in full or in part by the Administrative Agent against the Secured Obligations in accordance with Section 2.11 or 2.13, as applicable, of the Revolving Credit Agreement.

6.3 Deposit Accounts. For the avoidance of doubt, if any Event of Default shall have occurred and be continuing, the Collateral Agent may (i) apply the balance from the Lockbox Account or instruct the Lockbox Account Bank to pay the balance to or for the benefit of the Collateral Agent and (ii) direct the Controlled Account Bank with respect to the Collection Account to transfer any or all assets credited to such account to any other account to or for the benefit of the Collateral Agent. Any amounts so applied or transferred shall reduce the Obligations by such amount upon application thereto in accordance with the Credit Agreement.

6.4 Power of Attorney. The Grantor irrevocably makes, constitutes and appoints the Collateral Agent as the Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default, with power of substitution for the Grantor and in the Grantor’s name or otherwise, for the use and benefit of the Collateral Agent:

(a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;

(e) to notify, or to require the Grantor to notify, parties holding Collateral in accordance with the Collateral Agent’s instructions; and

(f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Collateral Agent.

It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantor for the purposes set forth above is coupled with an interest and is irrevocable.

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SECTION 7. RELEASE OF COLLATERAL; ELIGIBLE LOAN DOCUMENTS.

7.1 When permitted by the provisions of the Revolving Credit Agreement, the Collateral Agent shall execute instruments and take such other actions reasonably necessary to release property from the lien of this Security Agreement, or convey the Collateral Agent’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of the Revolving Credit Agreement.

7.2 In order to facilitate the servicing of the Receivables by the Servicer, the Collateral Agent may authorize the Servicer to execute in the name and on behalf of the Collateral Agent instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables, subject to the provisions of the Servicing Agreement.

SECTION 8. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect so long as any Revolving Commitment is in effect and until the payment in full of all Secured Obligations (other than contingent indemnification obligations), be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, if any Lender assigns or otherwise transfers any Revolving Loan held by it to any other Person in accordance with Section 9.6 of the Revolving Credit Agreement, such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise as a Secured Party to the extent provided herein. Upon the payment and performance in full of all Secured Obligations (other than contingent indemnification obligations) and the cancellation or termination of the Revolving Commitments, the security interest granted hereby shall automatically terminate hereunder and all rights to the Collateral shall revert to Grantor. Upon any such termination the Collateral Agent shall, at Grantor’s expense, execute and deliver to Grantor or otherwise authorize the filing of such documents as Grantor shall reasonably request, including financing statement amendments and notices to securities intermediaries and Depositary Institutions, to evidence such termination. Upon any disposition of property permitted by the Revolving Credit Agreement, the Liens granted herein shall be deemed to be automatically released and all rights to such property shall automatically revert to Grantor or the Grantor’s assignee with no further action on the part of any Person.

SECTION 9. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 9.2 of the Revolving Credit Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Collateral Agent shall not be responsible for the acts or omissions of the Custodian with respect to any Collateral.

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SECTION 10. MISCELLANEOUS.

10.1 Notices. Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 13.1 of the Revolving Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Security Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Security Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantor and their respective successors and assigns and each Secured Party shall have all the rights of an express third party beneficiary hereof. Grantor shall not, without the prior written consent of the Collateral Agent given in accordance with the Revolving Credit Agreement or this Security Agreement, assign any right, duty or obligation hereunder. This Security Agreement and the other Credit Documents embody the entire agreement and understanding between Grantor and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. In the event of any conflict between this Security Agreement and the Revolving Credit Agreement, the provisions of the Revolving Credit Agreement shall govern. This Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page to this Security Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Security Agreement.

10.2 APPLICABLE LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

10.3 CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH SECTION 9.14(b) OF THE REVOLVING CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

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(b) THE COMPANY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 9.1 OF THE REVOLVING CREDIT AGREEMENT OR CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE COMPANY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SYSTEM SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF THE COMPANY SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, THE COMPANY SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 10.3 ABOVE, AND ACCEPTABLE TO THE COLLATERAL AGENT, AS THE COMPANY’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE COMPANY’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

10.4 Security Interest Absolute. All rights of Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) Any claim as to the validity, regularity or enforceability of the Revolving Credit Agreement, any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

(b) Any change in the time, manner or place of payment of, or in any other term of, all of or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Credit Agreement, any other Credit Document or any other agreement or instrument relating to any of the foregoing;

(c) Any change in the laws, rules or regulations of any jurisdiction;

(d) The occurrence of any Event of Default;

(e) Any exchange, release or non-perfection of Collateral Agent’s security interest in any other Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

(f) Any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all Obligations).

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IN WITNESS WHEREOF, Grantor and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PAGE NINE FUNDING LLC

as Grantor

By: /s/ Mark Creatura

Name: Mark Creatura

Title:   VP

CREDIT SUISSE AG, NEW YORK BRANCH

as Collateral Agent

By: /s/ Erin McCutcheon

Name: Erin McCutcheon

Title:    Vice President

By: /s/ Patrick J. Hart

Name: Patrick J. Hart

Title:    Vice President

[Signature Page to Security Agreement]